Exhibit 10.37

RESTRICTED STOCK UNIT AWARD AGREEMENT
(PERFORMANCE-BASED)

Twin River Worldwide Holdings, Inc.
2015 Stock Incentive Plan

This Award Agreement (this “Agreement”) is made as of April 2, 2019 (the “Grant Date”) between Twin River Worldwide Holdings, Inc. (the “Company”), and George T. Papanier (“Participant”), pursuant to the terms of the Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Plan (the “Plan”). Any capitalized term used herein but not defined herein shall have the meaning set forth in the Plan.

Section 1.Grant. The Company has granted to Participant, subject to the terms and conditions hereinafter set forth and in the Plan, a Restricted Stock Unit Award consisting of up to 40,784 restricted stock units, which shall become earned contingent upon the satisfaction of the performance, vesting and other conditions hereinafter set forth (the “Performance Stock Units”). Each Performance Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.
Section 2.    Earning of Performance Stock Units.

(a)
Generally. Except as otherwise provided herein, if Participant remains in continuous Service with the Company or a Subsidiary on January 1, 2020, 50% of the Performance Stock Units will become eligible to be earned with respect to the one-year performance period commencing January 1, 2019 and ending December 31, 2019 and if Participant remains in continuous Service with the Company or a Subsidiary on January 1, 2021, the remaining 50% of the Performance Stock Units will become eligible to be earned with respect to the one-year performance period commencing January 1, 2020 and ending December 31, 2020 (each one-year period, a “Performance Period”), in each case, based upon achievement of the applicable performance criteria (as set forth in the Statement of Performance Goals as approved by the Committee (the “Statement of Performance Goals”) for such performance period indicated in the Statement of Performance Goals. Not later than 90 days following the commencement of the applicable Performance Period, the Committee shall specify the applicable performance goal(s) and achievement levels applicable to such Performance Period. For purposes of this Agreement, the continuous Service with the Company or a Subsidiary will not be deemed to have been interrupted, and Participant shall not be deemed to have ceased to be an employee of the Company or a

Subsidiary, by reason of the transfer of Participant’s employment among the Company and its Subsidiaries.

(b)
Determination of Earned Award.    As soon as reasonably practicable following the completion of the applicable Performance Period, the Committee will determine, in its sole discretion, (i) whether and to what extent the applicable performance goal(s) have been satisfied and (ii) the number of Performance Stock Units that will become earned pursuant to the terms hereof (the “Earned Units”). Any Performance Stock Units subject to achievement during an applicable Performance Period that do not constitute Earned Units following the Committee’s determination thereof with respect to such Performance Period will be automatically forfeited by Participant without consideration.

(c)
Death. Notwithstanding Sections 2(a) through 2(b), upon the occurrence of Participant’s termination of Service due to Participant’s death: (i) any Performance Stock Units attributable to any Performance Period that ended immediately prior to the date of Participant’s termination of Service due to Participant’s death that have not become Earned Units as of such termination date because the Committee has not yet made a determination pursuant to Section 2(b) shall immediately become Earned Units, assuming achievement of the applicable performance goal(s) at the target performance level, (ii) the Performance Stock Units attributable to the Performance Period during which such termination of Service occurs shall immediately become Earned Units on a pro-rata basis (based on the number of days of Participant’s Service during the applicable Performance Period, as a fraction of the number of days in such Performance Period), assuming achievement of the applicable performance goal(s) at the target performance level, and (iii) all Performance Stock Units attributable to a Performance Period commencing immediately after the date of such termination of Service, if any, shall be automatically forfeited by Participant without consideration. Any Performance Stock Units that become Earned Units pursuant to this Section 2(c) shall be settled in accordance with Section 3(b).

(d)
Disability; Termination Without Cause; Termination for Good Reason. Notwithstanding Sections 2(a) and (b), upon the occurrence of Participant’s termination of Service due to Participant’s Disability, termination by the Company without Cause, or termination by Participant for Good Reason: (i) any Performance Stock Units attributable to any Performance Period that ended immediately prior to the date of Participant’s termination of Service that have not become Earned Units because the Committee has not yet made a determination pursuant to Section 2(b) shall become Earned Units based upon actual achievement of the applicable performance goal(s) for such prior Performance Period, and (ii) all remaining Performance Stock Units attributable to the Performance Period during which such termination of Service occurs and any subsequent Performance Period shall also become Earned Units based upon actual achievement of the applicable performance goal(s) for each such Performance Period. Any Performance Stock Units that become Earned Units pursuant to this Section 2(d) shall be settled in accordance with Section 3(c).

(e)
Change in Control.    Notwithstanding Sections 2(a) and 2(b), upon the consummation of a Change in Control: (i) any Performance Stock Units attributable to any Performance Period ending prior to the occurrence of the Change in Control that have not yet become Earned Units shall immediately become Earned Units, assuming achievement of the applicable performance goal(s) at the target performance level, and (ii) all remaining Performance Stock Units attributable to the Performance Period during which such Change in Control occurs and any subsequent Performance Period shall immediately become Earned Units, assuming achievement of the applicable performance goal(s) at the target performance level. Any Performance Stock Units that become Earned Units pursuant to this Section 2(e) shall be settled in accordance with Section 3(d).

Section 3.    Termination of Service.    Subject to the provisions of Section 2, upon the occurrence of a termination of Participant’s Service for any reason, all unvested Performance Stock Units shall be forfeited and Participant shall not be entitled to any compensation or other amount with respect to such forfeited Performance Stock Units.
Section 4.    Settlement of Earned Performance Stock Units.

(a)
General. All Earned Units for an applicable Performance Period shall be settled by the Company’s issuance and delivery to Participant of a number of shares of Common Stock equal to the number of Earned Units that became earned pursuant to Section 2(a) for such Performance Period as soon as practicable following the Company’s receipt of the audited financial statements for the applicable Performance Period and the Committee’s subsequent certification of the applicable performance criteria set forth in the Statement of Performance Goals for the applicable Performance Period in accordance with Section 2(b) hereof, but in no event later than March 15 of the year following the end of the Performance Period for which the Earned Units were earned.

(b)
Death. Upon a termination of Service due to Participant’s death, all Earned Units shall be settled within 30 days of Participant’s death by the Company’s issuance and delivery to Participant’s beneficiary of a number of shares of Common Stock equal to the number of Earned Units that became earned pursuant to Section 2(c).

(c)
Disability; Termination Without Cause; Termination for Good Reason. Upon a termination of Service due to Participant’s Disability, termination by the Company without Cause, or termination by Participant for Good Reason, all Earned Units attributable to a Performance Period shall be settled by the Company’s issuance and delivery to Participant of a number of shares of Common Stock equal to the number of Earned Units that became earned pursuant to Section 2(d) with respect to each Performance Period as soon as practicable following the Company’s receipt of the audited financial statements for the applicable Performance Period and the Committee’s subsequent certification of the applicable performance criteria set forth in the Statement of Performance Goals for the applicable Performance Period, but in no event later than March 15 of the year following the end of the Performance Period for which the Earned Units were earned.

(d)
Change in Control. Upon the consummation of a Change in Control, all Earned Units shall be settled within 30 days of the consummation of the Change in Control by the Company’s issuance and delivery to Participant of a number of shares of Common Stock equal to the number of Earned Units that became earned pursuant to Section 2(e); provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code and the regulations thereunder, and where Section 409A of the Code applies to such distribution, Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Sections 2(b) through 2(d) as though such Change in Control had not occurred.

(e)
Notwithstanding anything in this Agreement to the contrary, if (i) Participant is a “specified employee” (within the meaning of Section 409A of the Code), (ii) the issuance of the shares of Common Stock under Section 4 is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code), and (iii) such issuance is made by reason of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), then Participant’s date of issuance of the shares of Common Stock shall be the date that is the first day of the seventh month after the date of Participant’s separation from service.

Section 5.    Adjustments. The Performance Stock Units granted hereunder shall be subject to the provisions of Section 4.2 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure and for material corporate transactions; provided, however, for the avoidance of doubt, any dividends which are the subject of Dividend Equivalents shall not also be the cause of adjustments to the Performance Stock Units pursuant to Section 4.2 of the Plan.
Section 6.    No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon Participant any right to continued Service with the Company or any Affiliate.
Section 7.    Limitation of Rights. Participant shall not have any privileges of a stockholder of the Company with respect to any Performance Stock Units, including, without limitation, any right to vote any shares of Common Stock underlying such Performance Stock Units or to receive dividends or other distributions in respect thereof, unless and until there is a date of settlement and issuance to Participant of the underlying Common Stock. Notwithstanding the foregoing, the Performance Stock Unit Award granted hereunder is hereby granted in tandem with corresponding dividend equivalents with respect to each share of Common Stock underlying the Performance Stock Unit Award granted hereunder (each, a “Dividend Equivalent”), which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the settlement or forfeiture of the Performance Stock Unit to which it corresponds. Participant shall be entitled to accrue payments equal to dividends declared, if any, on the Common Stock underlying the Performance Stock Unit to which such Dividend Equivalent relates, payable in cash and subject to the same vesting terms of the Performance Stock Unit to which it relates, at the time the Common Stock underlying the Performance Stock Unit is settled and delivered to Participant pursuant to Section 4; provided, however, if any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be deposited with the Company, shall be deemed to be part of the Dividend Equivalent, and shall be subject to the same vesting requirements, restrictions on transferability and forfeitability as the Performance Stock Units to which they correspond. Dividend Equivalents shall not entitle Participant to any payments relating to dividends declared after the earlier to occur of the settlement or forfeiture of the Performance Stock Units underlying such Dividend Equivalents.
Section 8.    Restrictions on Transfer. No Performance Stock Units may be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by Participant, except by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Performance Stock Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon any Performance Stock Units, shall be null and void and without effect.
Section 9.    Withholding Taxes. Participant shall be liable for any and all taxes and contributions of any kind required by law to be withheld or made with respect to the delivery of any shares of Common Stock under this Agreement. Unless the Committee determines otherwise, Participant’s employer shall withhold from the shares of Common Stock otherwise issuable pursuant to the settlement of the Performance Stock Units a number of shares of Common Stock sufficient to satisfy the amount of any such withholding obligation.
Section 10.    Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any of the shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Nothing in this Agreement or in the Plan prohibits or will be interpreted or construed to prohibit Participant from reporting any possible violation of federal law or regulation to any governmental agency or entity, including, but not limited to, the U.S. Department of Justice or the Securities and Exchange Commission, or providing testimony to or communicating with such agency or entity in the course of its investigation, or from making any other disclosures that are protected under the whistleblower provisions of federal law and regulation. Any such reports, testimony or disclosures do not require Participant to provide notice or receive the authorization or consent of the Company or the Board.

Section 11.    Construction. The Performance Stock Unit Award granted hereunder is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. Participant hereby acknowledges that a copy of the Plan has been delivered to Participant and accepts the Performance Stock Unit Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon Participant.
Section 12.    Notices. Any notice hereunder by Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company at the Company’s principal executive offices. Any notice hereunder by the Company shall be given to Participant in writing at the most recent address as Participant may have on file with the Company.
Section 13.    Governing Law. This Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
Section 14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 15.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 16.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and administered in accordance with Section 409A of the Code. Notwithstanding any other provision of the Plan or this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A of the Code an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A of the Code shall be excluded from Section 409A of the Code to the maximum extent possible. The Performance Stock Units granted hereunder shall be subject to the provisions of Section 13.3 of the Plan. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company or any of its Subsidiaries or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
Section 17.    Entire Agreement. Participant acknowledges and agrees that this Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, superseding any and all prior agreements whether verbal or otherwise between the parties with respect to such subject matter.
Section 18.    Forfeiture and Recapture. The Performance Stock Unit Award will be subject to recoupment in accordance with any existing clawback or recoupment policy, or clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required under Section 10D of the Exchange Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. The implementation of any clawback or recoupment policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”
Section 19.    Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that, subject to the terms of the Plan, no amendment will materially impair the rights of Participant with respect to the Performance Stock Units without Participant’s consent.  Notwithstanding the foregoing, the limitation requiring the consent of Participant to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A.
Section 20.    Severability.  In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.
(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:	/s/ CRAIG EATON
Name:	Craig Eaton
Title:	Executive VP and General Counsel

PARTICIPANT

/s/ GEORGE T. PAPANIER
Name:	George T. Papanier

Statement of Performance Goals
2019 and 2020 Performance Periods

[Omitted.]